Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel Dreyfus Short Term Income Fund and Dreyfus Intermediate Term Income Fund, and Independent Auditors" and to the use of our reports dated September 7, 2000, which are incorporated by reference in this Registration Statement (Form N-1A 33-48926) of Dreyfus Investment Grade Bond Funds, Inc.

                                         ERNST & YOUNG LLP


New York, New York
May 29, 2001

                                                                May 29, 2001

Filing Desk
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Attn:    John C. Grzeskiewicz, Esq.

    RE:      Dreyfus Investment Grade Bond Funds, Inc.
             1933 Act File No. 33-48926
             1940 Act File No. 811-6718

Gentlemen:

          Transmitted for filing is one (1) copy of an EDGARized version of Post-Effective Amendment No. 16 to the above-referenced Registration Statement on Form N-1A, marked to show changes from Post-Effective Amendment No. 15 filed on May 2, 2001. Requests to accelerate the effective date of Post-Effective Amendment No. 15 to May 30, 2001 were filed today.

          The filing is made pursuant to Rule 485(b) under the Securities Act of 1933, as amended, to become effective May 30, 2001. Pursuant to paragraph (b)(4) of such Rule, enclosed is a letter from Stroock & Stroock & Lavan LLP, counsel to the fund, dated May 29, 2001.

          This filing reflects updated financial information and changes made to comply with staff comments in connection with the review of other funds in the Dreyfus Family of Funds.

          Please address any comments or questions to the undersigned at (212) 922-6766.

          Thank you.

                                                      Very truly yours,


                                                       Emile R. Molineaux

ERM:
Enclosures

cc:   Ernst & Young, LLP
      Stroock & Stroock & Lavan LLP
      Robert R. Mullery

                                                              May 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are counsel to Dreyfus Investment Grade Bond Funds, Inc. (the "Fund"), and in so acting have reviewed Post-Effective Amendment No. 16 (the "Post-Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 33-48926. Representatives of the Fund have advised us that the Fund will file the Post-Effective Amendment pursuant to paragraph (b) of Rule 485 ("Rule 485") promulgated under the Securities Act of 1933. In connection therewith, the Fund has requested that we provide this letter.

In our examination of the Post-Effective Amendment, we have assumed the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, we hereby advise you that the prospectus included as part of the Post-Effective Amendment does not include disclosure which we believe would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP